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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT





NAME OF                                        JURISDICTION                                 OTHER NAMES UNDER WHICH
SUBSIDIARY                                   OF INCORPORATION                                 BUSINESS IS CONDUCTED
-------------------------------------------------------------------------------------------------------------------


Umpqua Bank                                       Oregon                                       Umpqua Bank Mortgage

Strand, Atkinson, Williams & York, Inc.           Oregon

Bancorp Financial Services, Inc.                California

Umpqua Statutory Trust I                        Connecticut

Umpqua Statutory Trust II                        Delaware

Umpqua Statutory Trust III                       Delaware

Umpqua Statutory Trust IV                        Delaware

Umpqua Statutory Trust V                         Delaware

HB Capital Trust I                               Delaware

Humboldt Bancorp Statutory Trust I              Connecticut

Humboldt Bancorp Statutory Trust II             Connecticut

Humboldt Bancorp Statutory Trust III            Connecticut

CIB Capital Trust                                Delaware


Umpqua Holdings Corporation directly owns 100% of the voting stock of each subsidiary listed above.